As filed with the U.S. Securities and Exchange Commission on June 5, 2020

Registration No. 333-237584

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	41-2193603
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

351 Galveston Drive

Redwood City, CA 94063

(650) 216-3500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Raffi Asadorian

Chief Financial Officer

AcelRx Pharmaceuticals, Inc.

351 Galveston Drive

Redwood City, CA 94063

(650) 216-3500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark B. Weeks, Esq.

Rama Padmanabhan, Esq.

Robert W. Phillips, Esq.

Cooley LLP

101 California St., 5th Fl

San Francisco, CA 94611

(415) 693-2000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-4 (File No. 333-237584) of AcelRx Pharmaceuticals, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2020, as amended on April 21, 2020 (the “Registration Statement”), with respect to shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”). The Registration Statement was declared effective by the SEC on April 24, 2020. The shares of Common Stock were to be issued to holders of common stock, par value $0.001 per share, of Tetraphase Pharmaceuticals, Inc., a Delaware corporation (“Tetraphase”), and holders of Tetraphase warrants upon the consummation of a business combination pursuant to the Agreement and Plan of Merger, dated as of March 15, 2020, by and among the Registrant, Consolidation Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Registrant, and Tetraphase, as amended on May 27, 2020 and May 29, 2020 (the “Merger Agreement”).

On June 4, 2020 Tetraphase terminated the Merger Agreement pursuant to its terms. Accordingly, the Registrant has not, and will not, issue any of its shares of Common Stock registered under the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant is filing this Post-Effective Amendment to deregister all shares of Common Stock previously registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 5th day of June, 2020.

ACELRX PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Angotti
Vincent J. Angotti
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Angotti	Chief Executive Officer and Director	June 5, 2020
Vincent J. Angotti	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	June 5, 2020
Raffi Asadorian	(Principal Financial and Accounting Officer)

*	Chairman	June 5, 2020
Adrian Adams

*	Director	June 5, 2020
Pamela P. Palmer, M.D., Ph.D.

*	Director	June 5, 2020
Mark G. Edwards

*	Director	June 5, 2020
Stephen J. Hoffman, Ph.D., M.D.

*	Director	June 5, 2020
Richard Afable, M.D.

*	Director	June 5, 2020
Howard B. Rosen

*	Director	June 5, 2020
Mark Wan

*By:	/s/ Vincent J. Angotti
Name: Vincent J. Angotti
Title: Attorney-in-fact